UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2017

Commission File Number:  0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Utah
(State or other jurisdiction of incorporation or organization)
87-0543981
(IRS Employer Identification No.)

1215 W. Lakeview Court, Romeoville, Illinois 60446
(Address of principal executive offices)

(877) 260-2010
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2017, Track Group, Inc. (the "Company") and Sapinda Asia Limited ("Lender") entered into Amendment Number One to Loan Agreement, dated September 14, 2015 (the "Loan Agreement"). Amendment Number One extends the maturity date of all loans made pursuant to the Loan Agreement, to September 30, 2020. In addition, Amendment Number One eliminates the requirement that the Company pay Lender 3% for any undrawn funds under the Loan Agreement (the "3% Interest"), and that the 3% Intererst due Lender for all undrawn funds under the Loan Agreement through March 13, 2017 ("Execution Date") are forgiven. In addition, all Lender penalties assessed against Lender for failure to provide funds under the Loan Agreement through the Execution Date ("Lender Penalties") are forgiven. Lender Penalties shall begin to accrue again provided Lender has not funded the amount of $1.5 million on or before March 31, 2017.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing description of Amendment Number One does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment Number One attached hereto as Exhibit 10.1, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Track Group, Inc.

Date:   March 20, 2017
By:	/s/ Gordon Jesperson

Name: Gordon Jesperson
Title: General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 1 to Loan Agreement